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                                                                     EXHIBIT 3





                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement ("Agreement") is entered into by and between Tom Brown, Inc., a Delaware corporation (the "Company"), and K N Energy, Inc., a Kansas corporation ("Stockholder"), pursuant to Sections 7.9 and 8.9 of that certain Agreement and Plan of Reorganization dated as of January 31, 1996 (the "Merger Agreement") by and among the Company, TBI Acquisition, Inc., a Delaware corporation, K N Production Company, a Delaware corporation and Stockholder. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                                  WITNESSETH:

         WHEREAS, pursuant to the Merger Agreement Stockholder is acquiring beneficial ownership of 1,000,000 shares of the $1.75 Convertible Preferred Stock, Series A, par value $.10 ("Convertible Preferred Stock"), of the Company and 918,367 shares of Common Stock, par value $.10 ("Common Stock"), of the Company;

         WHEREAS, the Company has been advised that Stockholder, after acquiring such Convertible Preferred Stock and Common Stock of the Company, is an "affiliate" of the Company, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 promulgated by the Commission (hereinafter defined);

         WHEREAS, upon consummation of the Merger, due to Stockholder's status as an affiliate, Stockholder will be restricted under Rule 145 promulgated by the Commission from effecting public sales and transfers of shares of Convertible Preferred Stock (and the Common Stock underlying the same) and Common Stock of the Company received by Stockholder as a result of the Merger; and

         WHEREAS, the Company desires to grant Stockholder certain rights to registration under the Act (hereinafter defined) so as to permit Stockholder the opportunity to dispose of shares of Common Stock underlying the shares of Convertible Preferred Stock and Common Stock of the Company received by Stockholder as a result of the Merger without constraint by the restrictions imposed by Rule 145 promulgated by the Commission;

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

         1.01 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                 (a) "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder all as the same shall be in effect from time to time.

                 (b) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.




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                 (c)      The terms "register", "registered" and "registration"
         refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

                 (d) "Registrable Common Stock" shall mean (i) the shares of Common Stock of the Company issued to Stockholder as a result of the Merger and (ii) the shares of Common Stock of the Company underlying the shares of Convertible Preferred Stock of the Company issued to Stockholder pursuant to the Merger.

         1.02 Required Registration. At any time during a period of ten years following the date of consummation of the Merger, Stockholder may request that the Company effect a registration with respect to the Registrable Common Stock, as follows:

                 (a) Request for Registration of Common Stock. If the Company shall receive from Stockholder a written request that the Company effect any registration with respect to 1,000,000 or more shares of the Registrable Common Stock, the Company will, as soon as practicable, use its diligent best efforts to effect all such registration, qualification and compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Common Stock as is specified in such request.

                 (b) Underwriting. If the Stockholder intends to distribute the Registrable Common Stock covered by its request by means of an underwriting, the Stockholder shall so advise the Company as a part of its request made pursuant to this Section 1.02.

                 The Company shall (together with the Stockholder proposing to distribute its Registrable Common Stock through such underwriting) enter into an underwriting agreement in customary form and containing representations, warranties and agreements not substantially different from those customarily included by an issuer in underwriting agreements with respect to secondary distributions with the representative of the lead managing underwriter selected for such underwriting by the Stockholder and approved by the Company, which approval shall not be unreasonably withheld, and any co-managing underwriters mutually selected for such underwriting by the Stockholder and the Company, the approval of which selection shall not be unreasonably withheld by either party. Notwithstanding any other provision of this Section 1.02, if the lead managing underwriter determines, in good faith that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of shares of Registrable Common Stock to be included in the registration and underwriting to the extent such underwriter deems necessary. The Company shall so advise the Stockholder, and the number of shares of Registrable Common Stock that may be included in the registration and underwriting shall




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         be reduced to the number which the underwriter is willing to include in the registration. If the Stockholder disapproves of the terms of the underwriting, the Stockholder may elect to withdraw therefrom by written notice to the Company and the underwriter and the Registrable Common Stock so withdrawn shall also be withdrawn from registration but shall be entitled to such registration rights granted to such Registrable Common Stock pursuant to this Section 1.02 as may thereafter remain in effect.

                 The Company and the holders of the Common Stock and of any other security of the Company to whom the Company has granted registration rights substantially identical to those granted to the Stockholder may include their respective securities for their own accounts in such requested registration if the underwriter so agrees and if the number of shares of Registrable Common Stock and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited and if such inclusion will not otherwise adversely impact the offering.

                 (c) Expenses of Requested Registration. The Company shall bear all expenses incurred in connection with each registration, qualification or compliance pursuant to Section 1.02(a), including, without limitation, all registration, filing and qualification fees, printing expenses, audit fees and fees and disbursements of counsel for the Company and counsel for the underwriters, if any (unless any such underwriter pays such counsel fees) (but excluding underwriter's commissions, fees and expenses allocable to the Registrable Common Stock of the Stockholder and fees of independent counsel and accountants, if any, for the Stockholder, which commissions, fees and expenses and fees of counsel and accountants shall be borne pro rata (by share) by the Stockholder and any other offeror employing such counsel and accountants in such registration).

                 (d) Limitations on Registration. Notwithstanding any provision to the contrary in this Section 1.02, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to Section 1.02(a) if (i) reputable counsel designated by the Company delivers an opinion to the Stockholder, in form and substance satisfactory to the Stockholder, to the effect that the Registrable Common Stock specified in the request for registration may be sold or distributed as planned by the Stockholder without registration or (ii) the Company has effected an aggregate of two previous registrations pursuant to this Section 1.02(a).

                 (e) Assignability and Assumption. The registration rights granted to Stockholder in this Section 1.02 may be assigned in whole or in part by Stockholder to any affiliate of the Stockholder in connection with a transfer of Registrable Common Stock to such affiliate provided that (i) Stockholder shall remain liable for its obligations hereunder, (ii) Stockholder provides the Company with written notice of such assignment, (iii) the assignee of such rights agrees in writing to be bound by the terms and conditions of this Agreement, and (iv) if such assignment is in part, Stockholder shall be agent for assignee for the purpose of exercising assignee's rights hereunder. Except as provided in the preceding




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         sentence the registration rights granted to Stockholder in this
         Section 1.02 shall not be assignable

         1.03    Registration Rights; Company Registration.

                 (a) Registration Initiated by the Company. If the Company shall determine to register any shares of Common Stock of the Company, either for its own account or for the account of a security holder or holders exercising their respective demand registration rights (other than a registration relating to stock options or employee benefit plans, any dividend reinvestment plan of the Company, or the acquisition or purchase by or combination by merger or otherwise of the Company of or with another company or business entity or partnership or a registration pursuant to Section 1.02) the Company will:

                          (i) promptly give to the Stockholder written notice thereof (which shall include (to the extent known) a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                          (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Common Stock specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by the Stockholder, except as set forth in Section 1.03(b) below.

                 (b) Underwriting. If the registration of which the Company gives notice to the Stockholder is for a registered public offering involving an underwriting, the Company shall so advise the Stockholder as a part of the written notice given pursuant to Section 1.03(a)(i). In such event, the right of the Stockholder to registration pursuant to this Section 1.03 shall be conditioned upon the Stockholder's participation in such underwriting and the inclusion of the Stockholder's Registrable Common Stock in the underwriting to the extent provided herein. The Stockholder proposing to distribute shares of its Registrable Common Stock through such underwriting (together with the Company and the other holders (if any) distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.03, if the lead managing underwriter determines, in good faith, that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of shares of Registrable Common Stock to be included in the registration and underwriting to the extent such underwriter deems necessary. The Company shall so advise the Stockholder, and the number of shares of Registrable Common Stock that may be included in the registration and underwriting shall be reduced to the number which the underwriter is willing to include in the
         registration.   If the Stockholder disapproves of the terms of any
         such underwriting, the Stockholder may elect to withdraw therefrom by written notice to the




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         Company and the underwriter.  Any Registrable Common Stock excluded or withdrawn from such underwriting shall be withdrawn from such registration but shall be entitled to such registration rights granted to such Registrable Common Stock pursuant to this Section 1.03 as may thereafter remain in effect.

                 (c) Expenses of Registration by the Company. The Company shall bear all expenses incurred in connection with each registration, qualification or compliance pursuant to this Section 1.03, including, without limitation, all registration, filing and qualification fees, printing expenses, audit fees and fees and disbursements of counsel for the Company and counsel for the underwriters, if any (unless any such underwriter pays such counsel fees) (but excluding underwriter's commissions, fees and expenses allocable to the Registrable Common Stock of the Stockholder and fees of independent counsel and accountants, if any, for the Stockholder, which commissions, fees and expenses and fees of counsel and accountants shall be borne pro rata (by share) by the Stockholder and any other offeror employing such counsel and accountants in such requested registration).

                 (d) Limitations on Registration. The Company's obligation to effect a registration under Section 1.03(a) shall expire ten years from the date of consummation of the Merger.
         Notwithstanding any provision to the contrary in this Section 1.03, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to Section
         1.03 if the Company has effected an aggregate of two previous registrations in which shares of Registrable Common Stock of the Stockholder were included pursuant to this Section 1.03.

                 (e) Assignability and Assumption. The registration rights granted to Stockholder in this Section 1.03 may be assigned in whole or in part by the holder thereof in connection with any transfer of Convertible Preferred Stock or Common Stock of the Company provided that (i) the assignor provides the Company with written notice of such assignment, and (ii) the assignee of such rights agrees in writing to be bound by the terms and conditions of this Agreement. In the event of a partial assignment, the holders of Registrable Common Stock shall possess the rights granted in this Section 1.03 pro rata in accordance with the number of shares of Registrable Common Stock beneficially owned by each of them and each such holder shall be entitled to receive a copy of all notices provided for in this Agreement and to exercise such part of the rights so granted.

         1.04 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement pursuant to which Registrable Common Stock of the Stockholder is included therein, the Company will keep the Stockholder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:





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                 (a)     keep such registration, qualification or compliance
         effective for a period of at least 120 days or until the Stockholder has completed the distribution described in the registration statement relating thereto, whichever first occurs;

                 (b) furnish such number of prospectuses and other documents incident thereto as the Stockholder from time to time may reasonably request; and

                 (c) list such Registrable Common Stock on each securities exchange (if any) on which the Common Stock of the Company is listed.

         1.05    Indemnification.

                 (a) The Company shall, if Registrable Common Stock held by the Stockholder is included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Stockholder, each of its officers and directors, and each person controlling the Stockholder, with respect to each registration, qualification or compliance which has been effected pursuant to
         Section 1.02 or 1.03, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements not misleading, and will reimburse the Stockholder, each of its officers and directors, and each person controlling the Stockholder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Stockholder or underwriter specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such party and shall survive the subsequent transfer of shares of Common Stock of the Company by the seller thereof and the transfer of any shares of Common Stock of the Company which were the subject of such registration, qualification or listing.

                 (b) The Stockholder will, if Registrable Common Stock held by the Stockholder is included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act, and each other holder of Common Stock of the Company registering securities of the Company in such registration, each of its officers


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         and directors and each person controlling such holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Stockholder specifically for use therein; provided; however, that (i) the obligations of the Stockholder hereunder shall be limited to an amount equal to the proceeds to the Stockholder of Registrable Common Stock sold as contemplated herein and (ii) the indemnity for untrue statements or omissions described above shall not apply if the Stockholder providing such written information provides the Company with such additional written information prior to the effectiveness of the registration as is required to make the previously supplied written information true and complete, together with a description in reasonable detail of the information previously supplied which was untrue or incomplete.

                 (c)      Each party entitled to indemnification under this
         Section 1.05 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of any obligations it may have otherwise than on account of this Section
         1.05. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or litigation, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the Indemnifying Party abandons the defense of such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.





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         1.06     Information by Stockholder.  The Stockholder of Registrable
Common Stock included in any registration shall furnish to the Company such information regarding the Stockholder and the distribution proposed by the Stockholder as the Company may reasonably request in writing, and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         1.07 Postponement of Requested Registration. If, within five days of the Company's receipt of a registration request from the Stockholder, the Company notifies the Stockholder in writing that (a) effecting the requested registration would materially and adversely affect a material transaction then under current consideration by the Company, as determined by the Board of Directors, and such determination is confirmed by an independent investment banker satisfactory to the Stockholder, or (b) such registration will require preparation of audited financial information for the Company as of a date or for a period for which preparation will not otherwise be required, then the Company may postpone its performance of its obligations hereunder for a period not to exceed 90 days.

         1.08 Amendments. This Agreement may not be modified, amended, altered or supplemented except by way of a written agreement executed by each of the parties hereto. However, either party may waive any condition to the obligations of the other party hereunder.

         1.09 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly give if delivered by hand or facsimile transmission:

                 (a)      If to the Company, to:

                          Tom Brown, Inc.
                          500 Empire Plaza Building
                          P. O. Box 2608
                          Midland, TX  79701
                          Attention:  Controller

                 (b)      If to Stockholder, to:

                          K N Energy, Inc.
                          370 Van Gordon Street
                          Lakewood, Colorado  80228
                          Attention:  General Counsel

         1.10 Recapitalization and Successors. In the event of any stock split, stock dividend, stock combination or other recapitalization or reclassification of the Convertible Preferred Stock or the Common Stock of the Company, the terms and provisions of this Agreement shall be appropriately adjusted so that the terms and provisions of this Agreement shall apply thereafter in the same manner





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to the capital stock of the Company created as a result of such stock split, stock dividend, stock combination or other recapitalization or reclassification as they originally applied to the Convertible Preferred Stock and Common Stock of the Company. The Company agrees that any successor to the Company by merger or operation of law shall be bound by the terms of this Agreement and the terms of this Agreement shall apply to any securities of the Company or such successor received in exchange for Registrable Common Stock.

                 IN WITNESS WHEREOF, the parties have executed this Agreement this 31st day of January, 1996.

STOCKHOLDER:                          K N ENERGY, INC.


                                      By:
                                         -------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------

COMPANY:                              TOM BROWN, INC.


                                      By:
                                         -------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------








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